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                                 THE NORTH FACE, INC.

                  1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         The North Face, Inc., a Delaware corporation (the "Company"), hereby formulates and adopts the following Stock Option Plan (the "Plan") for non-employee directors of the Company.

         1. PURPOSE. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of common stock, par value $.01 per share, of the Company ("Common Stock") by non-employee directors of the Company and to help the Company secure and retain the services of such non-employee directors.

         2. ADMINISTRATION. It is intended that non-employee directors of the Company be eligible to receive options to purchase stock in the Company without prejudicing the ability of those directors to administer other plans intended to meet the requirements of Rule 16b-3 adopted under the Securities Exchange Act of 1934 (the "1934 Act") ("Rule 16b-3"). To this end, during such period as Rule 16b-3 contains a disinterested administration requirement, it is intended that non-employee directors will receive options under Section 5 constituting "formula" awards under Rule 16b-3 that would allow the non-employee directors to be "disinterested persons" as defined in Rule 16b-3, with respect to the other stock-based plans of the Company. Accordingly, this Plan is intended to be self-governing with respect to options granted pursuant to
Section 5, to the extent required by Rule 16b-3. To the extent, if any, that questions of administration arise with respect to awards made under Section 5, these shall be resolved by the Board of Directors of the Company (the "Board of Directors"); provided that the Board of Directors may, in its discretion, delegate to the Chief Executive Officer of the Company all authority and responsibility to act pursuant to such awards. With respect to any option granted under Section 5, the "Plan Administrator" shall be the Board of Directors or the Chief Executive Officer, if the Board of Directors has delegated its authority pursuant to this Section 2.

         If the disinterested administration requirement of Rule 16b-3 ceases to be applicable to awards made under all equity-based plans of the Company, awards may be made on a discretionary basis to Outside Directors pursuant to
Section 6 of this Plan. With respect to any options granted pursuant to Section 6, the Plan shall be administered by the a committee appointed by the Board of Directors and consisting solely of two or more "non-employee directors" as defined in Rule 16b-3, as in effect on August 15, 1996 (the "Committee"); provided that the Board may at any time resolve to administer the Plan. With respect to any option granted under Section 6,

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the "Plan Administrator" shall be the Committee, unless the Board of Directors has resolved to administer the Plan, in which case the "Plan Administrator" shall be the Board of Directors.

         Subject to the express provisions of the Plan, the Plan Administrator shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary and advisable for the administration of the Plan. The determination of the Plan Administrator shall be conclusive and binding on all persons.

         3. COMMON STOCK SUBJECT TO OPTIONS. Subject to the adjustment provisions of Section 17 below, a maximum of 100,000 shares of Common Stock may be issued pursuant to options granted under the Plan. If, and to the extent that, options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new options may be granted in respect of the shares covered by such terminated, expired or canceled options. The granting and terms of such new options shall comply in all respects with the provisions of the Plan.

         Shares sold upon the exercise of any option granted under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury or both. There shall be reserved at all times for sale under the Plan a number of shares, of either authorized and unissued shares of Common Stock, shares of Common Stock held in the Company's treasury, or both, equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

         4. INDIVIDUALS ELIGIBLE. Only directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors") shall participate in the Plan.

         5. GRANT OF FORMULA OPTIONS. Each person who is first elected, appointed or otherwise becomes an Outside Director on or after the Effective Date shall receive an option to purchase 25,000 shares of Common Stock on the date such person first becomes an Outside Director. A director receiving an option pursuant to the Plan is hereinafter referred to as an "Optionee." If the disinterested administration requirement of Rule 16b-3 ceases to be applicable to awards granted under all equity-based plans maintained by the Company, no further awards shall be made under this Section 5.

         6. GRANT OF DISCRETIONARY OPTIONS. If the disinterested administration requirement of Rule 16b-3 ceases to be applicable to awards granted under all equity-based plans maintained by the Company, the Plan Administrator may, to the extent legally permitted, issue options to Outside Directors under this Plan,

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with such terms and conditions not inconsistent with the provisions of the Plan
(other than Section 5) as the Plan Administrator may in its sole discretion determine.

         7. TYPE OF OPTIONS. All options granted under the Plan shall be "nonqualified" stock options subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

         8. FORM OF AGREEMENTS WITH OPTIONEES. Each option granted pursuant to the Plan shall be in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall provide for in such option.

         9. PRICE. The option price of each share of Common Stock purchasable under any option granted pursuant to Section 5 shall be the Fair Market Value (as defined below) of a share of Common Stock on the date the option is granted. The option price of each share of Common Stock purchasable under any option granted pursuant to Section 6 shall be determined by the Plan Administrator in its sole discretion, but shall in no event be less than the Fair Market Value of a share of Common Stock on the date the option is granted. For purposes of the Plan, "Fair Market Value" of a share of Common Stock as of any grant date shall mean:

              (a) if the Common Stock is listed for trading on the New York Stock Exchange, the mean between the high and low sales prices of the Common Stock on such grant date as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such grant date, on the next preceding date on which there was such a reported sale; or

              (b)  if the Common Stock is not listed for trading on the New
York Stock Exchange but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers, Inc.'s Nasdaq National Market ("Nasdaq National Market"), the mean between the high and low sales prices of the Common Stock on such grant date on such exchange or Nasdaq National Market, as the case may be, on which the largest number of shares of Common Stock have been traded in the aggregate on the preceding 20 trading days or, if no such reported sale of the Common Stock shall have occurred on such grant date on such exchange or Nasdaq National Market, as the case may be, on the next preceding date on which there was such a reported sale on such exchange or Nasdaq National Market, as the case may be; or

              (c) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on Nasdaq National Market, the average of the closing bid and asked prices on such grant date as reported by the National Association of Securities Dealers, Inc. Automated Quotation System

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("NASDAQ") or if no such prices shall have been so reported for such grant date, on the next preceding date for which such prices were so reported.

In no event shall the Fair Market Value of any share be less than its par value.

         10. VESTING OF OPTIONS. Each option granted to an Optionee pursuant to Section 5 shall become cumulatively exercisable with respect to 33-1/3% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on each of the first and second anniversaries of the date of grant, and shall become fully (100%) exercisable on the third anniversary of the date of grant. Each option granted pursuant to Section 6 shall become exercisable at such times, and subject to such conditions as the Plan Administrator may in its sole discretion determine.

         11.  DURATION OF OPTIONS.

         (a) Notwithstanding any provision of the Plan to the contrary, the provisions of this Section 11(a) shall apply to any option granted pursuant to
Section 5 and, unless the Plan Administrator provides otherwise at the time of grant, to any option granted pursuant to Section 6. The unexercised portion of any option subject to this Section 11 shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

              (i) The expiration of five years from the date on which such option was granted;

              (ii) The expiration of one year from the date the Optionee's service as an Outside Director shall terminate by reason of Disability; provided, however, that if the Optionee shall die during such one-year period, the provisions of subparagraph (c) below shall apply;

              (iii) The expiration of one year from the date of the Optionee's death, if such death occurs during service as an Outside Director or during the one-year or three-month period described in subparagraph (b) above or (e) below;

              (iv) The date the Optionee's service as an Outside Director shall terminate by reason of "cause", which shall mean termination
              (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any affiliate, (ii) for violation or a policy of the Company or any affiliate, or (iii) for serious and

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              willful acts of misconduct detrimental to the business or
              reputation of the Company or any affiliate.

              (v) The expiration of three months from the date the Optionee's service as an Outside Director terminates other than by reason of death, Disability or termination for cause.

         (b) No option granted under the Plan may be exercisable more than 10 years following the date of grant.

         12. EXERCISE OF OPTIONS. An option granted under the Plan shall be deemed exercised when the person entitled to exercise the option (i) delivers written notice to the Company at its principal business office, directed to the attention of its Chief Financial Officer, of the decision to exercise and
(ii) concurrently tenders to the Company full payment for the shares to be purchased pursuant to such exercise. Payment for shares with respect to which an option is exercised may be made in cash, check or money order or by shares of Common Stock owned by the Optionee for at least six months prior to exercise.

         13. NONTRANSFERABILITY OF OPTIONS. No option or any right evidenced thereby shall be transferable in any manner other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, only the Optionee (or the Optionee's court-appointed legal representative) may exercise an option.

         14. RIGHTS OF OPTIONEE. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a stockholder of the Company with respect to the shares subject to an option until certificates for such shares shall actually have been issued upon the due exercise of such option. No adjustment shall be made for any regular cash dividend for which the record date is prior to the date of such due exercise and full payment for such shares has been made therefor.

         15. RIGHT TO TERMINATE SERVICE. Nothing in the Plan or in any option shall confer upon any Optionee the right to continue in service as an Outside Director.

         16. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer (except as otherwise permitted pursuant to Section 13), encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

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         17.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.  In the event of any stock split, stock dividend, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of Common Stock, prior to exercise of any portion of an option theretofore granted under the Plan, such option, to the extent that it shall not have been exercised, shall entitle the Optionee (or the Optionee's executor or administrator) upon its exercise to receive in substitution therefor such number and kind of shares as the Optionee would have been entitled to receive if the Optionee had actually owned the stock subject to such option at the time of the occurrence of such change; provided, however, that if the change is of such a nature that the Optionee, upon exercise of the option, would receive property other than shares of stock, the Board of Directors shall make an appropriate adjustment in the option to provide that the Optionee (or the Optionee's executor or administrator) shall acquire upon exercise only shares of stock of such number and kind as the Board of Directors, in its sole judgment, shall deem equitable. If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         18. PURCHASE FOR INVESTMENT. Whether or not the options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any option granted under the Plan.

         19. TERMINATION AND AMENDMENT OF PLAN AND OPTIONS. Unless the Plan shall theretofore have been terminated as hereinafter provided, options may be granted under the Plan prior to the tenth anniversary of the Effective Date (as defined below) on which date the Plan will expire, except as to options then outstanding under the Plan. Such options shall remain in effect until they have been exercised, have expired or have been canceled.

         The Plan may be amended and terminated at any time by the Board of Directors, and any option granted pursuant to Section 6 may be amended at any time by the Plan Administrator; provided, however, that (i) any such amendment shall comply with all applicable laws and applicable stock exchange or Nasdaq National Market (as applicable) listing requirements, (ii) no amendment to any option theretofore granted may be made which would impair the rights of the grantee without the consent of such grantee, (iii) to the extent required to comply with Rule 16b-3, the provisions of the Plan shall not be amended more than once every six months (other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder) and (iv) no such

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amendment shall be made, without the approval of the shareholders of the
Company, that would increase the total number of shares available for issuance under the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing to participants under the Plan.

         20. EFFECTIVE DATE OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors (the "Effective Date"), subject, however, to its approval by the Company's shareholders within 12 months of the date of such adoption.

         21. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

         22. WITHHOLDING. The Company's obligation to deliver shares of Common Stock in respect of any option granted under the Plan shall be subject to all applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any option, may be paid in shares of Common Stock (including the withholding of shares subject to an option) valued at their Fair Market Value on the date of the withholding.

         23. SEPARABILITY. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         24. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         25. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan of the Company or any of its

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affiliates.  In addition, such option will not affect the amount of any life insurance coverage, if any provided by the Company on the life of the Optionee.

         26. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         27. EXCULPATION. It is understood that the obligations incurred by the Company under or with respect to this Plan do not constitute personal obligations of the Directors, officers, employees or shareholders of the Company, or of any such Directors, officers, employees or shareholders, and shall not create or involve any claim against, or personal liability on the part of, them or any of them. The Optionees agree to look solely to the assets of the Company for satisfaction of any liability of the Company under or with respect to the Plan and not to seek recourse against any such Directors, officers, employees or shareholders, or any of them or any their personal assets for such satisfaction.